SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): December 7, 1998


                          Level 3 Communications, Inc.
             (Exact name of Registrant as specified in its charter)


Delaware                                                              47-0210602
(State or other jurisdiction of                                 (I.R.S. Employer
incorporation or organization)                               Identification No.)

3555 Farnam Street, Omaha, Nebraska                                        68131
(Address of principal executive offices)                              (Zip code)


                                  402-536-3677
               (Registrant's telephone number including area code)


                                 Not applicable
         (Former name and former address, if changed since last report)







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Item 5.  Other Events

         The reports that Level 3 Communications, Inc. files with the SEC and our other communications may contain forward-looking statements that involve risks and uncertainties. We consider a forward-looking statement to be those statements that describe our intentions, beliefs, and current expectations with respect to our future operating performance. Our actual results could differ materially from those anticipated in our forward-looking statements as a result of certain factors. These factors include those that we describe below. The risks and uncertainties described below are not the only ones facing our company. Additional risks and uncertainties that we do not know about or that we currently believe are immaterial may also impair our business operations. The following factors amend and restate the risk factors disclosed in our Current Report on Form 8-K/A filed with the SEC on April 30, 1998.

Dependence on New Business Plan

         Our business plan requires that we create our end-to-end Internet Protocol, or IP, based network. The network's creation will cause us to generate substantial operating losses. These activities will also require us to spend a significant amount of capital. Since we have only recently begun to implement our business plan, it is extremely difficult for investors to evaluate the plan's risks and rewards. Our success will depend upon a shift in providing our customers' communications services (traditional voice, fax and other services) over our IP-based network instead of the public switched telephone network. We can not assure investors that our network will be able to compete successfully with the current public switched telephone network or other networks. Our success will also depend on our ability to do each of the following in a timely manner, at reasonable costs and on terms and conditions that are acceptable to us:

o    assess the competitive advantages of entering new markets;

o    raise substantial additional capital;

o    design fiber optic network backbone routes;

o    install fiber optic cable and facilities, including switches/routers;

o obtain rights-of-way, the right to have access to buildings and any required government authorizations, franchises and permits;

o    attract customers; and

o identify, finance and complete suitable acquisitions and, potentially, joint ventures.

To manage our growth, we must create complex operating and administrative procedures and systems. These include systems relating to ordering, provisioning and billing for communications and information services. We will also be required to improve and upgrade these systems continually. We must also continue attracting and retaining a large number of qualified managerial, professional and technical personnel. If we fail to do these things, we may be unable to implement and manage successfully our business plan.

         Since our new business plan is a significant expansion of our communications and information services business, we believe that our historical financial results for periods ending prior to January 1, 1998 will not provide investors with a meaningful indicator of our future financial condition or results of operations.



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

Substantial Operating Losses Expected

         The development of our business plan requires significant capital expenditures. We expect to incur a large portion of these capital expenditures before we receive any significant related revenues from our business plan. Because of these capital expenditures and the related early operating expenses, we expect substantial negative operating cash flow and net losses for the foreseeable future. In addition, we may never establish a significant customer base for our communications and information services business, and even if we do, we may continue to sustain substantial negative operating cash flow and net losses. As a result, our operations may never achieve or sustain profitability in the future.

Substantial Capital Requirements

         The implementation of our business plan and our ability to meet our projected growth depends on our ability to secure substantial additional financing. We expect to meet our need for additional capital with the proceeds from the sale of our equity and debt securities and credit facilities. In addition, to fund our business plan, we may (1) sell existing businesses or investments and/or (2) sell or lease fiber optic capacity or access to our conduits. We estimate that the implementation of our business plan, as currently structured, will require between $8 and $10 billion over the next 10 years. The implementation of our business plan and our future financial results could be adversely affected if we are not successful in:

o    producing sufficient cash flow from our operations;

o raising sufficient debt or equity capital on terms that we consider acceptable; and

o    selling or leasing fiber optic capacity or access to our conduits.

         In addition, if the actual costs and expenses of our business plan's implementation exceed our current estimates, our future financial results could be adversely affected. In addition, if the amount of additional financing we need is higher than we currently estimate, our future financial results could be adversely affected. If we fail to generate sufficient funds, we may be required to delay or abandon some of our future expansion or spending plans. This could materially adversely affect the timing of our business plan's implementation.

         The additional financing we need may not be available at the time we require it. In addition, that financing may only be available on terms that we find unacceptable. If we are unable to obtain additional capital when we need it, we may be required to scale back significantly our business plan. In addition, if our cash flow from our existing business is not sufficient without additional financing, we may be required to reduce the scope of our plans and operations. Also, the terms on which we would be able to obtain future additional financing may restrict our ability to obtain even more capital or engage in other business activities that may be in our interest. Our financing needs may vary significantly from our current expectations if:

o    we are unable to generate anticipated cash flows; or

o    we  require  more  funds  for  capital   expenditures   than  we  currently
     anticipate, particularly as a result of future network infrastructure installation requirements.

         If our operations do not produce positive cash flow in sufficient amounts to pay our financing obligations, our future financial results will be materially and adversely affected.

Difficulties in Constructing, Operating and Upgrading Our Network

         Our ability to generate positive cash flows from operations will depend in large part upon our ability to:



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

o    construct our network successfully - both on time and on budget;

o    attract customers to our IP based network; and

o    achieve substantial traffic volumes on our network.

Our network's construction will be affected by a variety of uncertainties and contingencies, including whether the installation of the parts of our network will be completed in a timely manner. The construction, operation and any upgrading of our network is a significant undertaking that requires the deployment of substantial capital resources. Administrative, technical, operational and other problems that could arise may be more difficult to address and solve due to the significant size and complexity of the planned network. In addition, certain technology that we are developing is largely unproven and may not be compatible with existing technology. Technical problems may arise with our network once it is built. These problems may include ones related to increases in the network's traffic volume. Many of these factors and problems are beyond our control. As a result, the entire network may not be completed as planned for the costs and in the time frame that we currently estimate. Although we believe that the network's cost estimates and the build-out schedule are reasonable, the actual costs or time required to complete the network may substantially exceed our current estimates.

         The successful and timely completion of our network will depend, in part, on our ability to:

o    manage the construction of route segments effectively and cost efficiently;

o    obtain additional rights-of-way;

o    install network connections, interconnections and build outs;

o attract qualified technicians capable of dealing with the network's expected technologies; and

o have our suppliers and third party contractors timely perform their obligations.

         Our future financial conditions and results of operations will be materially adversely affected as a result of a significant delay in the completion of our network.

         After its initial completion, future expansions and adaptations of our network's electronic and software components may be necessary in order to respond to:

o    a growing number of customers;

o    increased demands by our customers to transmit larger amounts of data;

o    changes in our customers' service requirements; and

o    technological advances by our competitors.

         Any expansion or adaptation of our network will require substantial additional financial, operational and managerial resources. If we are unable to expand or adapt our network to respond to these developments on a timely basis and at a commercially reasonable cost, then our future financial condition and results of operations will be materially adversely affected.

Need to Develop Voice Technology for IP Networks

         We  are   designing   our  network  to  be   optimized   for   IP-based
communications,   rather  than  circuit-switched  based  communications.   While


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generally adequate for data transmission needs, existing IP networks usually are not configured to provide the voice quality and real-time communications requirements of a traditional telephone call or fax transmission. With current technology, this quality can only be achieved by providing a very large amount of communications capacity. There are also currently concerns about the reliability and security of IP-voice networks. To complete a call, existing voice-over IP services generally require:

o    a combination of substantial capacity; and

o either customized end-user equipment, the dialing of "access codes" or other special procedures.

           We are in the process of developing technology to enable us to transmit telephone calls seamlessly over our own router-based IP network and the circuit-based public switched telephone network. We do not believe that this technology is currently commercially available. Our efforts to develop or acquire (including through obtaining licenses) this technology in a timely manner and at an acceptable cost may not be successful. In addition, developing or acquiring this technology may require significant resources and management attention. Our failure to develop or acquire this technology in a timely and cost efficient manner could have a material adverse effect on our business, financial condition and results of operations. We believe that the design of our network should address the other significant issues associated with IP-voice transmission (latency, reliability and security). If our assessment of the adequacy of the solutions for these other issues is incorrect, our ability to offer IP-voice services will be impaired.

Development of Effective Processes and Systems

         We, along with our vendors, are developing automated processes and systems for:

o    implementing customer orders for services;

o    provisioning, installing and delivering these services; and

o    monthly billing for these services.

Since our business plan provides for rapid growth in the number and volume of products and services we offer, we need to develop these processes and systems on a schedule sufficient to meet our proposed service rollout dates. In addition, we will require these processes and systems to expand and adapt with our rapid growth. The development of these processes and systems is a complicated undertaking requiring significant resources and expertise. The failure to develop effective internal processes and systems could have a material adverse effect on our ability to implement our business plan.

Dependence on Hiring and Retaining Qualified Personnel; Key Personnel

         We believe that our future success will depend in large part on our ability to attract and retain highly skilled, knowledgeable, sophisticated and qualified managerial, professional and technical personnel. Our businesses are managed by a small number of key executive officers, particularly James Q. Crowe, Chief Executive Officer, R. Douglas Bradbury, Chief Financial Officer, and Kevin J. O'Hara, Chief Operating Officer. The loss of any of these key executive officers could have a material adverse effect on us. We have experienced significant competition in attracting and retaining personnel who possess the skills that we are seeking. As a result of this significant competition, we may experience a shortage of qualified personnel in the future, especially given our substantial hiring needs.

Products and Services

         To satisfy our long-term strategic growth objectives, we must offer, market and sell competitive products and services. To provide our products and services competitively, we will need to:



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o    obtain the needed capital to implement our network;

o    continue to capitalize on additional favorable regulatory developments;

o    recruit and retain an effective sales force;

o    differentiate   our  products  and  services   from   existing  and  future
     competitors'; and

o    assess and access markets.

We may be unable to meet these needs. If we fail to meet these needs, that failure could have a material adverse effect on our business, financial condition and results of operations.

Rapid Expansion Plans; Management of Growth; Strategic Transactions

         Part of our business plan is to achieve rapid growth by building our network and using this network to exploit opportunities expected to arise from market, regulatory and technological changes and other industry developments. Our business plan also contemplates exploring opportunities for strategic acquisitions and joint ventures, which could be material. As a result of our strategy, our management expects that we will experience rapid expansion for the foreseeable future. This growth will increase our operating complexity. Our ability to manage our expansion effectively will depend on, among other things:

o the expansion, training and management of our employee base, including attracting and retaining highly skilled personnel;

o    the development, introduction and marketing of new products and services;

o    the successful integration of acquired operations and joint ventures;

o    the development of financial and management controls; and

o    the control of our expenses related to our business plan.

Our failure to satisfy any of these requirements, or otherwise manage our growth effectively, could have a material adverse effect on our business, financial condition and results of operations.

         To manage growth effectively, we must develop our sales force, external installation and repair capability, customer service teams and information systems. Managing our growth will also be complicated by the significant size and complexity of our planned network. That size and complexity may place heavy demands upon our direct sales force, installation and repair capabilities, customer service and support organization, business support systems, third party vendors and management. If we are unable to manage our growth effectively, our business and results of operations could be materially adversely affected.

         In addition, we may be unable to (1) identify suitable candidates for acquisition or joint ventures, especially given the intense competition in the telecommunications industry or (2) obtain the financing necessary to complete those transactions. If we pursue acquisitions and joint ventures, our resources and management time will be diverted and we will have to integrate these operations with our existing network and services.

Lack of Interconnection and Peering Arrangements

         Our success will depend upon the cost effective development and expansion of our network infrastructure and support services to provide sufficient geographic reach, capacity, reliability and security. The development and expansion of our network will require that we enter into agreements, on


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acceptable  terms and  conditions,  with  various  providers  of  infrastructure capacity. In particular, we need to obtain "interconnection agreements" with the current providers of local telephone services or incumbent local exchange carriers ("ILECs") and "peering agreements" with the providers of services to access the public Internet or Internet Service Providers ("ISPs").

         Interconnection Agreements. As of November 10, 1998, we had interconnection agreements in 13 of the 15 cities in which we plan to launch services in 1998. As we expand our operations in current and additional markets, we may have to negotiate new interconnection agreements or renegotiate our existing interconnection agreements. If we are unsuccessful in (1) negotiating these agreements or (2) renewing existing interconnection agreements, our ability to become a single source provider of communications and information services will be materially adversely affected.

         Peering Agreements. We will need to obtain peering agreements with ISPs so that we can exchange traffic with those ISPs without having to pay transit costs. The basis on which the large national ISPs make peering available or impose settlement charges is evolving as the provision of Internet access and related services has expanded. Recently, ISPs that have previously offered peering have reduced or eliminated peering relationships and are establishing new, more restrictive criteria for peering. If major national ISPs increase the costs and impose other requirements associated with maintaining peering, then we may have to comply with those additional requirements in order to continue to maintain our peering relationships. If we fail to establish peering relationships, we would incur additional operating expenditures relating to having to pay transit costs. Having to pay transit costs could have a material adverse effect on our business, financial condition and results of operations.

Need to Obtain and Maintain Permits and Rights-of-Way

         To acquire and develop our network, we must obtain local franchises and other permits. We also must obtain rights to use underground conduit and aerial pole space and other rights-of-way and fiber capacity. These rights are obtained from entities such as ILECs and other utilities, railroads, long distance companies, state highway authorities, local governments and transit authorities. We may be unable, on acceptable terms, to maintain our existing franchises, permits and rights or obtain and maintain the other franchises, permits and rights needed to implement our business plan. The cancellation or non-renewal of these arrangements could materially adversely affect our business in the affected metropolitan area. In addition, our inability to enter into and maintain any of these required contractual arrangements for any portion of our network may affect our ability to develop our fuller network.

Dependence on Suppliers

         Lease of Communications Capacity. Until we complete the company-owned portion of our network, we will lease substantially all of our intercity communications capacity in North America and possibly elsewhere. On March 23, 1998, we leased from Frontier Communications International Inc. approximately 8,300 miles of OC-12 network capacity that is currently under construction and which connects 15 U.S. cities. In addition, we intend to lease a significant amount of capacity from ILECs and the companies that compete with the ILECs or competitive local exchange carriers ("CLECs") to connect our customers to our gateway sites. We intend to lease this local capacity even after we complete the company-owned portion of our intercity network. As a result, we will be dependent upon the services of these other providers. In addition, we may experience delays and additional costs if:

o    any of these relationships are terminated; or

o one or all of these facilities experiences a technical or other similar failure; and

we are unable to reach suitable agreements with alternate providers quickly. These events could have a material adverse effect on our business, financial condition, competitive position and results of operations.



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         In Europe,  we will initially lease  substantially all of our intercity communications capacity. The supply of this capacity for lease is much more limited than in the United States. If we are unable to lease this capacity at a competitive price, our European operations may be materially adversely affected.

         Equipment and Materials. We will be dependent on the third-party suppliers of fiber, conduit, computers, software, switches/routers and related components that we will assemble and integrate into our network. As a result of the large scale of our proposed network, our estimated purchases of fiber and conduit represent a significant portion of our suppliers' current production. We may also depend on the services of third parties for customer site installations, routine maintenance, on-call repair and certain other services. If any of these relationships is terminated and we are unable to reach suitable alternative agreements quickly, we may experience delays and additional costs. If that happens, our business, financial condition, competitive position and results of operations could be materially adversely affected.

Competition; Rapid Technological Changes

         Competition

         Our industry - the communications and information services industry - is highly competitive. Many of our existing and potential competitors have financial, personnel, marketing and other resources significantly greater than ours. Many of these competitors have the added competitive advantage of an existing customer base. Significant new competitors could arise as a result of:

o increased consolidation and strategic alliances in the industry resulting from recent Congressional and Federal Communications Commission ("FCC") actions;

o    allowing foreign carriers to compete in the U.S. market;

o    further technological advances; and

o    further deregulation and other regulatory initiatives.

         In the special access and private line services market, our primary competitors are long distance companies, current providers of local service and other competitors to these local service providers. In the market for collocation services, we will compete with the current providers of local service and their competitors. Most of these competitors are currently providing these services to a significant, established customer base. We may face a competitive disadvantage as a result of the high costs to a customer of changing collocation sites. The market for Web hosting services is also extremely competitive. In this market, we will compete with the providers of Internet services and many others, including long distance companies, companies that exclusively provide Web hosting services and a number of companies in the computer services industry.

         For virtual private network services and voice services, we will compete primarily with national and regional network providers. Our ability to compete effectively in this market will depend on our ability to maintain high quality services at competitive prices.

         There are currently three U.S. long distance fiber optic networks that are owned by each of AT&T, MCI WorldCom and Sprint, as well as numerous local networks. We know that others, including Qwest Communications International Inc., IXC Communications, Inc. and The Williams Companies, Inc., are building additional networks that, when constructed, could employ advanced technology similar to that of our network. These networks will also offer significantly more capacity than is currently available in the marketplace. The additional capacity that is expected to become available in the next several years may cause significant decreases in the prices for services.

         In the international services market, our competitors include not only the U.S. carriers but also the established operators and new entrants in markets


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recently  opened to  competition.  These  include such large  European and Asian carriers such as British Telecom, Cable & Wireless, Deutsche Telekom, France Telecom, Telefonica, Koninklijke KPN NV, Kokusai Denshin Denwa Company, Ltd., Nippon Telegraph and Telephone Corporation, Telia, and Swisscom, some of which
are   still   partially   government-owned.   In   addition,   there  are  other
facilities-based and resale carriers, many of which are constructing new and expanded networks. We expect additional competitors to enter these markets independently and as participants in joint ventures and inter-carrier alliances.

         In the long distance market, our primary competitors will include AT&T, MCI WorldCom and Sprint, all of whom have extensive experience in the long distance market. In addition, Congressional legislation enacted in 1996 will ultimately, upon satisfaction of prescribed competitive conditions, allow the large telecommunications companies such as BellAtlantic and SBC Communications and others to enter the long distance market. In local markets we will compete with current providers of local service and other competitors to these local service providers, many of whom have extensive experience in their local markets.

         If we are unable to compete successfully, our business, financial condition and results of operations could be materially adversely affected.

         Rapid Technological Changes

         The communications and information services industry is subject to rapid and significant changes in technology. For instance, recent technological advances permit substantial increases in transmission capacity of both new and existing fiber. In addition, the introduction of new products or technologies may reduce the cost or increase the supply of certain services similar to those that we plan to provide. As a result, our most significant competitors in the future may be new entrants to the communications and information services industry. These new entrants may not be burdened by an installed base of outdated equipment. We cannot predict the effect of technological changes and the resulting competition on our operations. These changes could have a material adverse effect on our business, financial condition and results of operations.

Pricing Pressure and Industry Capacity

         The long distance transmission industry has generally been characterized as having overcapacity and declining prices since the AT&T divestiture in 1984. Although we believe that increasing demand for capacity in the last several years has resulted in a shortage of network capacity and slowed the decline in prices, we anticipate that prices for communications and information services will continue to decline over the next several years due primarily to:

o the installation by us and our competitors, certain of whom are expanding capacity and constructing or considering new networks, of fiber networks that provide much more transmission capacity than may be needed over the short or medium term;

o recent technological advances that permit substantial increases in the transmission capacity of both new and existing fiber;

o strategic alliances or similar arrangements that increase the parties' purchasing power, such as long distance capacity purchasing alliances among certain RBOCs; and

o    increased capacity of satellite, microwave and radio facilities.

These price declines may be particularly severe if there is a change in recent trends causing increased demand for capacity, such as Internet usage. Rapid growth in the use of the Internet is a recent phenomenon, and there can be no assurance that this growth will continue at the same rate or at all. This pricing pressure could have a material adverse effect on our business, financial condition and results of operations, including our ability to complete our network.



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

Government Regulation

         Communications services are subject to significant regulation at the federal, state, local and international levels. These regulations affect us and our existing and potential competitors. Delays in receiving required regulatory approvals, completing interconnection agreements with ILECs or the enactment of new and adverse regulations or regulatory requirements may have a material adverse effect on us. In addition, future legislative, judicial, and regulatory agency actions could alter negatively competitive conditions in the markets in which we intend to operate.

         The FCC exercises jurisdiction over interstate and international access service - telecommunications services originating or terminating in the U.S. -- including both long distance services and the use of local network facilities to originate and terminate interstate or international calls. Under current FCC regulations, we are not required to obtain advance authorization to offer (1) domestic long distance from state to state or (2) interstate access services. However, we currently must file tariffs disclosing the rates, terms, and conditions of our interstate long distance and access services, and comply with certain other FCC requirements. We are required and have obtained FCC authorization to provide international long distance service. Consequently, we will have to file tariffs and comply with certain reporting requirements for certain of our services. As a carrier providing FCC-regulated services, we will be required to pay various federal regulatory fees and assessments, but we currently do not expect that these fees will have a material effect on our profitability.

         State regulatory commissions exercise jurisdiction over intrastate telecommunications services, including both local service and long distance services offered within a state. We will be required to obtain regulatory authorization and/or file tariffs or price lists with state agencies in most states before we begin offering services in those states. We will also be required to (1) comply with state regulations governing the pricing and provision of telecommunications service, which vary considerably from state to state, and (2) pay various regulatory fees and taxes assessed by states on telecommunications services and providers.

         A variety of governmental authorities regulate our access to public rights-of-way, including highways, streets and underground conduits. Our facilities will also be subject to numerous local regulations such as building codes and licensing. These regulations vary greatly on a city by city and county by county basis.

         We are also subject to requests for franchise fees from municipalities. In certain markets, municipalities assert that we must pay these fees even though the current local service provider or ILECs (or, in certain cases, some competitors to the ILEC) pay less or even nothing for equivalent capacity.

         If our tariffs are not filed, updated, or otherwise do not fully comply with the tariff filing rules of the FCC or state regulatory agencies, third parties or regulators could challenge our tariffs. These challenges could delay our ability to begin offering services in the location that is challenged. These challenges could also cause us to incur substantial legal and administrative expenses and potentially delay or prevent us from providing these services.

         Recent federal legislation provides for a significant deregulation of the U.S. telecommunications industry, including the local exchange, long distance and cable television industries. This legislation remains subject to judicial review and additional FCC rulemaking. As a result, we can not predict the legislation's effect on our future operations. Many regulatory actions are under way or are being contemplated by federal and state authorities regarding important items such as: (1) interconnection pricing; (2) provision of advanced telecommunications; (3) network unbundling; (4) the entry of the Bell companies into interstate long distance; (5) reform of the pricing system by which long distance carriers compensate local exchange carriers for use of their networks; and (6) other issues that could result in significant changes to the telecommunications industry. These changes could have a material adverse effect on our business, financial condition and results of operations.

         The recent federal legislation subjects "nondominant telecommunications carriers," such as us, to certain federal regulatory requirements once we begin to provide local service in a market. This federal regulation requires that all ILECs and their competitors (including us) must:

o    interconnect with other carriers;

o    provide nondiscriminatory access to rights-of-way;

o    offer reciprocal compensation for termination of traffic;

o    provide dialing parity and telephone number portability; and

o    ensure that their services can be used by people with disabilities.

         Regulation of Internet Service Providers. The FCC has to date treated Internet service providers or ISPs as "enhanced service providers." Enhanced service providers are currently exempt from federal and state regulations governing common carriers, including the obligation to pay access charges and contribute to the universal service fund. The FCC is currently examining the status of ISPs and the services they provide. On April 10, 1998, the FCC issued a Report to Congress which stated, among other things, that the provision of transmission capacity to ISPs is subject to common carrier regulation. The FCC indicated that it would reexamine its policy of not requiring an ISP to contribute to the universal service mechanisms when the ISP provides its own transmission facilities and engages in data transport over those facilities to provide an information service. If a contribution is required, it would be related to the ISP's provision of the underlying telecommunications services and not its Internet access services.

         In the  report,  the FCC  also  indicated  that it  would  examine  the question of whether certain forms of "phone-to-phone IP telephony" are information services or telecommunications services. The FCC noted that it did not have an adequate record on which to make any definitive pronouncements on that issue, but that the record the FCC had reviewed suggests that certain forms of phone-to-phone IP telephony (1) appear to have the same functionality as traditional or regular telecommunications services that do not use IP technology and (2) lack the characteristics that would cause them to be treated for FCC regulatory purposes as information services. If the FCC were to determine that certain services are subject to FCC regulations, the FCC noted it may find it reasonable that facilities-based (and possibly other) ISPs pay access charges and make universal service contributions similar to non-IP-based telecommunications service providers. The FCC also noted that other forms of IP telephony appeared to be information services. Given the current status of the FCC's review, we cannot predict the outcome or timing of these proceedings. If the FCC were to determine that ISPs, or the services they provide, are subject to FCC regulation, including the payment of access charges and contribution to the universal service funds, it could have a material adverse effect on our business, financial condition, competitive position and results of operations.

         The FCC has also been considering whether local carriers are obligated to pay compensation to each other for the transport and termination of calls to ISPs when a local call is placed from an end user of one carrier to an ISP served by the competing local exchange carrier. Twenty-three states have ruled that such a call generates a reciprocal compensation obligation. The FCC, however, may determine that the call does not terminate at the ISP, but rather that it terminates at a host computer site in the Internet. In that case, the FCC may determine reciprocal compensation does not apply and carriers may be unable to recover their costs or will be compensated at a significantly lower rate. If the FCC were to make such a determination, it could have a material adverse effect on the communications portion of our company, but not on our company as a whole.

         Under authority of the recent federal legislation, the FCC has adopted significant changes in its universal service subsidy program. Providers of interstate telecommunications service, as well as certain others, must pay for these programs. Our contribution to the universal service fund will be based on our telecommunications service end-user revenues. The FCC's final categorization of our services for regulatory purposes as telecommunications services or information services will affect the amount of our contribution, if any. Currently, the FCC assesses contributions on the basis of a provider's revenue for the previous year. Some states also collect contributions to state universal service funds on the basis of revenues from the previous year, while other states assess contributions on a current-year basis. Not all states have established state contribution obligations. Since we had no telecommunications service revenues in 1997, we will not be liable for universal service contributions in any material amount during 1998. We expect to pay these charges in subsequent years. As we have discussed, because of uncertainties concerning the size of the universal fund and the classification of our services, we are currently unable to quantify either the amount of any required contribution or the effect that these required payments will have on our financial condition. The FCC has also announced that it will soon revise its rules for subsidizing service provided to consumers in high cost areas, which may result in further substantial increases in the overall cost of the universal service program.

         Regulation of Advanced Technologies. On August 7, 1998, the FCC released an Order denying requests by the companies formed as a result of the break up of AT&T that it use Section 706 of the Telecom Act to not regulate advanced telecommunications services. Instead, the FCC determined that advanced services are telecommunications services and that the current providers of local services or ILECs, providing advanced services are still subject to the unbundling and resale obligations of Section 251(c) and the in-region interLATA restrictions of Section 271 of the Telecommunications Act of 1996.

         At the same time, the FCC issued a Notice of Proposed Rulemaking in which it proposes that ILECs be permitted to offer advanced services through separate affiliates. Subject to certain restrictions imposed by the FCC, these separate affiliates would not be subject to the obligations imposed on ILECs to unbundle their networks or to offer their retail services to competitors on a discounted basis. If approved, these rules would permit ILECs to establish separate subsidiaries through which the ILECs could provide certain services on a largely deregulated basis in competition with us. In order to assist competitors to the current local service providers or ILECs to gain access to ILEC facilities necessary to provide advanced services, the FCC also proposes to strengthen collocation and loop unbundling requirements. It is uncertain whether or not these FCC proposals will assist us in gaining access to essential facilities needed to provide advanced services.

         Canadian Regulation. While both local and long distance services are now open to competition in all regions of Canada other than certain low density population areas, only "Canadian carriers" are permitted to provide facilities-based local or long distance services. As currently structured, our operating subsidiaries would not qualify as Canadian carriers. In addition, the regional telephone companies and the former monopoly provider of facilities-based Canada-overseas international services still have majority control of many significant market sectors. Although full competition is permitted in the Canadian international services market as of October 1998, Canadian carrier foreign ownership restrictions still apply to the provision of facilities-based international services, but not to the ownership of international submarine cables. Because we are not eligible to be a Canadian carrier, and thus cannot control a facilities-based telecommunications service provider in Canada, we cannot under current law enter the Canadian market as a provider of facilities-based domestic services. In addition, we cannot provide facilities-based international services. We can, however, own international submarine cable and earth station facilities and resell domestic facilities and/or resources to provide international services in Canada.

         The Canadian Radio-Television and Telecommunications Commission ("CRTC"), the equivalent of the FCC in Canada, generally regulates the provision of telecommunications services in Canada. The outcome of certain pending significant regulatory issues is uncertain. While there is essentially no regulation for domestic resold services, international resellers must obtain an international service provider license and will be subject to certain conditions. While resold local services are theoretically open to competition, resellers are at a competitive disadvantage, because they cannot obtain the interconnection benefits accorded to facilities-based local operators. The CRTC has ruled that resellers cannot be classified as CLECs, and thus are not entitled to CLEC interconnection terms and conditions. The CRTC has also affirmed this decision on appeal. This effectively precludes non-Canadian-controlled companies, such as us, from operating as a CLEC. We will also be subject to contribution payment requirements for interconnection of long distance circuits (including circuits used to provide phone-to-phone IP telephony) to the public switched network and for international services. We may not be able to implement our planned entry into the Canadian market on competitive terms and conditions because:

o many critical issues remain the subject of pending proceedings and legislation whose outcome is uncertain;

o the regional telephone companies and the current monopoly international carrier continue to retain substantial advantages in many service sectors; and

o these competitors are likely to face decreased regulation as competition matures.

         Other Foreign Regulation. We have obtained licenses in several European markets and are in the process of obtaining licenses in a number of European and Asian markets that recently opened their markets to competition. We may not receive these licenses in a timely manner because many of the regulatory agencies are recently established and, as a result, may have less familiarity with the regulatory process than U.S. regulators. As a result, we may also not be able to construct facilities, obtain telephone numbers and carrier selection codes, gain access to unbundled local loops and leased lines, and secure right-of-way privileges as required. In addition, the final regulatory schemes developed by these countries, when fully implemented, may subject us to burdensome:

o    regulation;

o    regulatory fees;

o    universal service fees or contributions;

o    interconnection rates, terms, or conditions;

o    rights-of-way restrictions or fees; or

o    customer privacy requirements.

As a general matter, it is difficult to predict the effect of these foreign regulatory schemes on our business or operations. These schemes may have a material adverse effect on our business, financial condition and results of operations.

         Telephone services provided over the Internet are currently unregulated under European law. To the extent that phone-to-phone IP telephony had the same functionality as non-IP telecommunications services, these services may be regulated by European Union Member States in the future. It is also not clear that providers of IP-based non-regulated services would be entitled to the same interconnection arrangements as public telecommunications operators that use more traditional network configurations. We have experienced and may experience further delays in acquiring licenses and negotiating interconnection agreements as a result of regulators' concerns as to the regulatory status of IP-telephony and the nature of the equipment used. These uncertainties as to the status of IP-telephony may have a material adverse effect on our business, financial condition and results of operations.

Risk of Network Failure; Liability for Transmissions

         Our operations will depend on our ability to protect our network against damage from natural disasters, power loss, communications failures and similar events. Despite the proposed redundancy of our network, and other precautions that we expect to take, the occurrence of a natural disaster or other unanticipated problem could cause service interruptions on our network.

         Our network will use a collection of communications equipment, software, operating protocols and proprietary applications for the high speed transportation of large quantities of data among multiple locations. Given the complexity of our proposed network, it may be possible that data will be lost or distorted. Much of our customers' communications needs will be extremely time sensitive, and delays in data delivery may cause significant losses to a customer using our network. Our network may also contain undetected design faults and software "bugs" that, despite our testing, may be discovered only after the network has been installed and is in use. The failure of any equipment or facility on the network could result in the interruption of customer service until we effect necessary repairs or install replacement equipment. These failures, faults or errors could cause delays or require modifications that could have a material adverse effect on our business, financial condition, competitive position, customer base and results of operations.

Security Risks

         Our network will be vulnerable to unauthorized access, computer viruses and other disruptive problems which could result in liability to us and a loss of existing customers or could deter potential customers from using our network. In addition, as a result of these factors, our customers could experience interruptions, delays and cessations of service. Our efforts to eliminate computer viruses and alleviate other security problems may require interruptions, delays or cessation of service to our customers. This could have a material adverse effect on our business, financial condition, competitive position and results of operations. In addition, the actions necessary to eliminate these problems could be prohibitively expensive.

Intellectual Property and Proprietary Rights

         Our success may depend, in part, on our ability to develop and maintain proprietary rights in certain technology that will underlie our network. To protect our proprietary rights in the technology that may be utilized in the network, we will rely on a combination of trade secret and copyright protection as well as patents. We also will rely on trademark protection concerning various names, marks, logos and other devices that serve to identify us as the source for our services.

         While we do not know of any technologies that are patented by others that we believe are necessary for us to provide voice-over IP services, this necessary technology may in fact be patented by other parties either now or in the future. If this technology were held under patent by another person, we would have to negotiate a license for the use of that technology. We may not be able to negotiate such a license at a price that is acceptable to us. The existence of such a patent, or our inability to negotiate a license for any such technology on acceptable terms, could have a material adverse effect on our business, financial condition, competitive position and results of operations.

         Intellectual property litigation is complex and there can be no assurance of its outcome. Any future intellectual property litigation, regardless of outcome, could result in substantial expense to and significant diversion of the efforts of our technical and management personnel. An adverse determination in any such proceeding could:

o    subject us to significant liabilities to third parties;

o require disputed rights to be licensed from such parties, if licenses to such rights could be obtained; and/or

o    require us to cease using the technology.

If we are forced to stop using this technology, we may not be able to develop or obtain an alternative. As a result, an adverse determination in a judicial or administrative proceeding or failure to obtain necessary licenses could prevent us from offering or selling certain of our products. Our inability to sell these products could have a material adverse effect on our business, financial condition, competitive position and results of operations.

Covenants

         The covenants in the indenture relating to our 9 1/8% Senior Notes due 2008 permit us, subject to certain limitations, to use our funds in a broad range of activities and investments, including entering into joint ventures that we do not control. Some of these activities may result in significant cash expenditures or result in significant losses.

Year 2000 Issues

         We are conducting a review of our computer systems, including the computer systems used in our computer outsourcing business, to identify systems that could be affected by the "Year 2000" computer issue. We are also developing and implementing a plan to resolve the issue. The Year 2000 issue results from computer programs written with date fields of two digits, rather than four digits, resulting in the inability of the program to distinguish between the year 1900 and 2000. We expect that our Year 2000 compliance project will be completed before the Year 2000 date change. During the execution of this project, we have and will continue to incur internal staff costs as well as consulting and other expenses. These costs will be expensed, as incurred, in compliance with generally accepted accounting principles. The expenses associated with this project, as well as the related potential effect on our earnings, are not expected to have a material effect on our future operating results or financial condition. If any required plan to resolve the Year 2000 problem is unsuccessful, however, that result could have a material adverse effect on our business, financial condition, competitive position and results of operations.

         We have initiated communications with our significant suppliers and customers, including those of our computer outsourcing business and, in particular, vendors of our computer outsourcing operating environments, to determine the extent to which we are vulnerable to the failure by these parties to fix Year 2000 compliance issues. We can give no assurance, however, that the systems will be made Year 2000 compliant in a timely manner or that the noncompliance of these systems would not have a material adverse effect on our business, financial condition, competitive position and results of operations.

         PKS Systems Integration LLC, a subsidiary of PKS Information Services, Inc., provides a wide variety of information technology services to its customers. In fiscal year 1997, approximately 80% of our PKS Systems revenue related to projects involving Year 2000 assessment and renovation services. These contracts generally require PKS Systems to identify date affected fields in certain application software of its customers and, in many cases, PKS Systems undertakes efforts to fix those date-affected fields so that Year 2000 data may be processed. Thus, Year 2000 issues affect many of the services PKS Systems provides to its customers. These activities of PKS Systems expose us to potential risks that may include problems with services provided by PKS Systems to its customers and the potential for claims arising under PKS Systems' customer contracts. PKS Systems attempts to contractually limit its exposure to liability for Year 2000 compliance issues. However, these contractual limitations may not be effective.

         The expenses associated with this project by PKSIS, as well as the related potential effect on PKSIS's earnings, are not expected to have a material effect on its future operating results or financial condition. However, the Year 2000 problem, and any loss incurred by any customers of PKSIS as a result of it, could have a material adverse effect on our financial condition and results of operations.

Risks of Foreign Investment

         We expect to expand our operations into international markets in Canada, Western Europe and Asia. Risks relating to foreign operations include loss of revenue, property and equipment from expropriation, nationalization and confiscatory taxation. We will also be exposed to the risk of:

o changes to laws and policies that govern foreign investment in countries where we expect to operate; and

o to a lesser extent, changes in U.S. laws and regulations relating to investing in or trading with countries in which we may have investments.

         Certain of the countries in which we expect to operate may be subject to a substantially greater degree of social, political and economic instability than is the case in other countries. This instability may result from, among other things, the following:

o    authoritarian governments or military involvement in political and economic
     decision  making,   and  changes  in  government  through  coups  or  other
     extra-constitutional means;

o social unrest associated with demands for improved economic, social and political conditions;

o    internal insurgencies and terrorist activities; and

o    hostile relations with neighboring countries.

Risks associated with social, political and economic instability in a particular country could have a material adverse effect on our results of operations and financial condition and could result in the loss of our assets in that country.

Foreign Currency Exchange Rates; Repatriation

         Our international expansion will cause our results of operations and the value of our assets to be affected by the exchange rates between the U.S. dollar and the currencies of the additional countries in which we have operations and assets. In some of these countries, prices of our products and services will be denominated in a currency other than the U.S. dollar. As a result, we may experience economic losses solely as a result of foreign currency exchange rate fluctuations, including a foreign currency's devaluation against the dollar. We may also in the future acquire interests in companies that operate in countries where the removal or conversion of currency is restricted. In addition, these restrictions could be imposed in countries where we conduct business after we begin our operations. The possibility of this change could occur especially in situations where there is a deterioration in a country's balance of payments or where the local currency is being heavily converted into other currencies.

Environmental Risks

         Our operations and properties are subject to a wide variety of laws and regulations relating to environmental protection, human health and safety. These laws and regulations include those concerning the use and management of hazardous and non-hazardous substances and wastes. Although we have made and will continue to make significant expenditures relating to our environmental compliance obligations, there may be times when we are not in compliance with all these requirements.

         In connection with certain historical operations, we are a party to, or otherwise involved in, legal proceedings under state and federal law involving investigation and remediation activities at approximately 110 contaminated properties. We could be held liable, jointly and severally, and without regard to our own fault, for such investigation and remediation. We do not believe that the costs associated with these properties will be material based on:

o presently available information regarding the nature and volume of our wastes allegedly disposed or released at these properties;

o    the number of other financially viable,  potentially  responsible  parties;
     and

o    the total estimated clean-up costs.

         The discovery of additional environmental liabilities related to our historical operations or changes in existing environmental requirements could have a material adverse effect on our business, results of operations or financial condition.

Risks Related to Our Coal Operations

         In 1997, $222 million of our $332 million in net revenues were attributable to our coal mining operations. The level of cash flows generated in recent periods by our coal operations will not continue after the year 2000. These cash flow levels will decrease because the delivery requirements under our current long-term contracts decline significantly after that date. Moreover, without those contracts, our coal mining operations would not be able to operate profitably by selling their production on the spot markets. A substantial majority of our coal mining revenues are provided by three customer contracts.

         Our coal operations are subject to extensive laws and regulations that impose stringent operational, maintenance, financial assurance, environmental compliance, reclamation, restoration and closure requirements. These requirements include those (1) governing air and water emissions, (2) waste disposal, (3) worker health and safety, (4) benefits for current and retired coal miners, and (5) other general permitting and licensing requirements. We may not at all times be in compliance with all of these requirements. Liabilities or claims associated with this non-compliance could require us to incur material costs or suspend production. Mine reclamation costs that exceed our reserves for these matters also could require us to incur material costs.

Anti-Takeover Provisions in Level 3's Charter and By-Laws

         Our Certificate of Incorporation and By-laws contain provisions that could make it more difficult or even prevent a third party from acquiring the company without the approval of our incumbent Board of Directors. These provisions, among other things:

o divide our Board of Directors into three classes, with members of each class to be elected in staggered three-year terms;

o    prohibit stockholder action by written consent in place of a meeting;

o    limit the right of stockholders to call special meetings of stockholders;

o limit the right of stockholders to present proposals or nominate directors for election at annual meetings of stockholders; and

o authorize our Board of Directors to issue preferred stock in one or more series without any action on the part of stockholders.

These provisions could limit the price that investors might be willing to pay in the future for shares of our common stock and significantly impede the ability of the holders of our Common Stock to replace management. In addition, we have adopted a "poison pill" rights plan, which has certain anti-takeover effects. Our rights plan, if triggered, will cause substantial dilution to a person or group that attempts to acquire our company on terms not approved by our Board of Directors. Provisions and agreements that inhibit or discourage takeover attempts could reduce the market value of our common stock.

Possible Volatility of Stock Price

         The market price for our common stock is subject to significant fluctuations in response to a many factors that are unrelated to our operating performance, including:

o    variations in our quarterly operating results;



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o    changes in estimates of our results of operations;

o    perceptions about market conditions in the telecommunications industry; and

o    the effect of general economic conditions.

In addition, in recent months the stock market generally has experienced significant price and volume fluctuations. Those market fluctuations could have a material adverse effect on the market price or liquidity of our common stock.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                     Level 3 Communications, Inc.

December 7, 1998                     By:    /s/ Neil J. Eckstein
Date                                     Neil J. Eckstein, Vice President